EXHIBIT 99.1

3D Systems Completes Sale of Cimatron and GibbsCAM Businesses and Provides Preliminary Financial Results for Fourth Quarter 2020

Announces Date of Fourth Quarter and Full Year 2020 Financial Results

  Close of sale of non-core software businesses for cash proceeds of approximately $64 million
  Repayment of all debt outstanding under senior secured term loan
  Official termination of ‘At-the-Market’ Equity Offering Program
  Strong Q4 preliminary financial performance with expected revenues between $170 million and $176 million
  Expected revenue reflects strong organic growth exceeding 20% in both Healthcare and Industrial business units on a consecutive quarter basis

ROCK HILL, S.C., Jan. 07, 2021 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) has completed the sale of its Cimatron and GibbsCAM software businesses to a subsidiary of ST Acquisition Co., an affiliate of Battery Ventures, on January 1, 2021, resulting in purchase price proceeds of approximately $64.2 million, after certain adjustments and excluding $8.9 million of cash amounts transferred to the buyer.

Using a portion of the proceeds from the sale, the company paid off approximately $21 million of outstanding balances under its senior secured term loan facility. With the paydown of the term loan, the company is now free of any outstanding debt but continues to have availability under its senior secured revolving credit facility, which remains fully undrawn at this point. The company also terminated the previously announced at-the-market equity program (“ATM Program”), under which no shares of common stock were sold during the fourth quarter of 2020.

Additionally, the company is providing preliminary financial data for the quarter ended December 31, 2020. The company expects revenue for the fourth quarter of 2020 will be in the range of $170 million to $176 million and fourth quarter non-GAAP operating income in the range of $11 million to $19 million(1). The GAAP operating (loss) income for the fourth quarter is expected to be in the range of $(8.6) million to $0.5 million. This non-GAAP operating income range compares favorably to the non-GAAP operating income of $5.6M reported in Q4 2019 and $0.0M reported in Q3 2020. The GAAP operating loss for Q4 2019 was $(4.7) million and for Q3 2020 was $(67.6) million.

Dr. Jeffrey Graves, President and CEO of 3D Systems, said, “In the summer of 2020, we laid out a four-stage plan to deliver increased value to our customers and shareholders. This plan included: reorganization into two business units, Healthcare and Industrial Solutions; restructuring of our operations to gain efficiencies; divesting of non-core assets; and investing for accelerated, profitable organic growth. We are pleased to now see significant progress from these efforts, as reflected in accelerated top-line growth and rapidly strengthening operating margins. Our Team’s ability to deliver over 20% consecutive-quarter revenue growth in both business units, while executing large scale restructuring, was particularly gratifying to see. This was even more impressive when viewed with a backdrop of continuing headwinds from the COVID virus, which impacted our operations and those of our customers. Having surpassed our prior year, pre-COVID revenue performance in Q4, and with continued strong focus on operational execution, we are excited about the trajectory we are on as we enter the new year.”

Dr. Graves continued, “The divestiture of Cimatron and GibbsCAM, which were businesses focused on subtractive technologies, was an important step in our plans to refocus our company on our core mission – ‘to be the leader in enabling additive manufacturing solutions for applications in growing markets that demand high reliability products.’ These divestitures strengthened our balance sheet, enabling us to both pay off our debt and terminate the ATM Program much earlier than originally planned.”

Dr. Graves concluded, “With the benefits of our organizational alignment, our technology and application leadership, and our relentless focus on operational execution, we are more optimistic than ever about the exciting future we see ahead in 2021 and beyond.”

The company has not yet completed its financial and operating closing procedures for the fourth quarter and full year 2020, including but not limited to, review of various estimation accounts, recording of the divestures completed late in the fourth quarter, completion and review of reconciliations, and various other year-end closing procedures. Additionally, the preliminary financial data above has not been subject to audit, review or other procedures by the company’s independent registered public accounting firm. As a result, actual results may differ materially from the preliminary results shown above and will not be publicly available until the company reports its fourth quarter and full year 2020 results in late February 2021.

(1) See Appendix for reconciliation of GAAP and non-GAAP operating loss.

Fourth Quarter and Full Year 2020 Financial Results Timing
3D Systems will release its financial results for the fourth quarter and full year 2020 and file its Form 10-K after the U.S. stock markets close on Wednesday, February 24, 2021. The company will hold a conference call and simultaneous webcast to discuss these financial results the next morning, Thursday, February 25, 2021, at 10:00 a.m. Eastern Time.

Conference Call Details
Date: Thursday, February 25, 2021
Time: 10:00 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

The webcast replay will be available approximately two hours after the end of the conference call at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in this Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, acquisition, divestiture and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in Healthcare and Industrial markets such as Medical and Dental, Aerospace & Defense, Automotive, and Durable Goods. More information on the company is available at www.3dsystems.com.

Table Follows

3D Systems Corporation Unaudited Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended December 31, 2020
(in millions)	Low	High
GAAP operating (loss) income	$(8.6)	$0.5
Adjustments:
Amortization, stock-based compensation & other	8.7	8.4
Legal, acquisition and divestiture related	2.7	2.5
Cost optimization plan, including severance costs	8.2	7.6
Non-GAAP operating income	$11.0	$19.0

	Quarter Ended
(in millions)	September 30, 2020	December 31, 2019
GAAP operating loss	$(67.6)	$(4.7)
Adjustments:
Amortization, stock-based compensation & other	7.2	8.2
Legal, acquisition and divestiture related	0.2	1.5
Cost optimization plan, including severance costs	11.9	0.6
Goodwill impairment	48.3	-
Non-GAAP operating income	$-	$5.6

Investor Contact:	Email: investor.relations@3dsystems.com
Media Contact:	Nicole York Email: press@3dsystems.com